UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Boston Scientific Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Alliance Advisors 200 Broadacres drive, 3rd fl. Bloomfield, nJ 07003 this is An importAnt messAge to the stockholders of Boston Scientific Corporation on may 9, 2019, Boston scientific will hold its Annual meeting of stockholders. the Board of directors recommends that you cast your Vote For proposals 1 through 4. Don’t delay. You do not need to attend the Annual Meeting. You can vote your shares today by calling 844-866-9429 to speak to our proxy solicitation agent.

As a Boston Scientific Stockholder, your vote matters. We encourAge To cAsT Your ProxY voTe Prior To MAY 9, 2019 You You have already received information pertaining to the Annual Meeting of stockholders that will take place on May 9, 2019. The Board of Directors recommends that you vote For Proposal #3. 3 ProPosAl 3 — An amendment and restatement of our By-laws to provide for a majority vote standard in uncontested director elections. this proposal requires a super-majority for approval so every vote counts. Don’t wait until it’s too late. To ensure your vote is counted, please call our dedicated proxy solicitation agent at 844-866-9429 and vote For Proposals 1–4.